As filed with the Securities and Exchange Commission on May 18, 2015	Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

_______________

Jaguar Animal Health, Inc.

(Exact name of registrant as specified in its charter)

_______________

Delaware (State or other jurisdiction of incorporation or organization)	46-2956775 (I.R.S. Employer Identification No.)

185 Berry Street, Suite 1300
San Francisco, California 94107
(Address of principal executive office) (Zip Code)

2014 Stock Incentive Plan

2013 Equity Incentive Plan

(Full title of the plan)

Lisa A. Conte
Chief Executive Officer and President
Jaguar Animal Health, Inc.
185 Berry Street, Suite 1300
San Francisco, California 94107
(415) 371-8300
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Donald C. Reinke
Marianne C. Sarrazin
Reed Smith LLP
101 Second Street, Suite 1800
San Francisco, California 94105
(415) 543-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company.)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.0001 par value per share:
- 2014 Stock Incentive Plan	333,333	(2)	$7.00	(3)	$2,333,331	$271
- 2013 Equity Incentive Plan; restricted stock unit awards	55,536	(4)	$7.00	(3)	$388,752	$45
- 2013 Equity Incentive Plan; stock options	740,134	(5)	$3.72	(6)	$2,753,298	$320
Total	1,129,003				$5,475,381	$636	(7)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares that may become issuable under the plans set forth herein by reason of any stock split, stock dividend, recapitalization or other similar transactions as provided in the above-referenced plans.
(2)	Represents 333,333 shares of common stock reserved for issuance pursuant to future awards under the 2014 Stock Incentive Plan.
(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $7.00 per share, which is the initial public offering price set forth on the cover page of the Registrant’s Prospectus dated May 13, 2015 relating to its initial public offering.
(4)	Represents 55,536 shares of common stock reserved for issuance pursuant to restricted stock unit awards outstanding under the 2013 Equity Incentive Plan as of the date of this Registration Statement.
(5)	Represents 740,134 shares of common stock reserved for issuance pursuant to stock option awards outstanding under the 2013 Equity Incentive Plan as of the date of this Registration Statement.
(6)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of $3.72 per share, which represents the weighted average exercise price of the stock options outstanding under the 2013 Equity Incentive Plan as of the date of this Registration Statement.
(7)	Filing fee of $9,016 previously paid Registration Statement on Form S-1 (File No. 333-198383) filed by Jaguar Animal Health, Inc. on August 27, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Jaguar Animal Health, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated in this Registration Statement by reference and made a part of this Registration Statement:

(a)	The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act on May 14, 2015 relating to the Registration Statement on Form S-1, as amended (File No. 333-198383), which contains the Registrant’s audited financial statements for the latest fiscal year which such statements have been filed; and

(b)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-36714) filed with the Commission on October 30, 2014 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of common stock registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may read and copy registration statements, reports, proxy statements and other information filed by the Registrant at the public reference room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You can call the Commission for further information about its public reference room at 1-800-732-0330. Such material is also available at the Commission’s website at http://www.sec.gov.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and amended and restated bylaws of the Registrant provide that:

•	The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•	The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The Registrant is not obligated pursuant to its amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors.

•	The rights conferred in the amended and restated certificate of incorporation and amended and restated bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees, and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees, and agents.

The Registrant has entered into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit the indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Exhibit Index immediately following the Signature Pages.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 18th day of May, 2015.

JAGUAR ANIMAL HEALTH, INC.

By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitute and appoint Lisa A. Conte and John A. Kallassy, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lisa A. Conte
Lisa A. Conte	Chief Executive Officer, President, and Director(Principal Executive Officer)	May 18, 2015

/s/ John A. Kallassy
John A. Kallassy	Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer (Principal Financial and Accounting Officer)	May 18, 2015

/s/ James J. Bochnowski
James J. Bochnowski	Chairman of the Board of Directors	May 16, 2015

/s/ Jiahao Qiu
Jiahao Qiu	Director	May 18, 2015

/s/ Zhi Yang
Zhi Yang, Ph.D.	Director	May 18, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Form 8-K filed on May 18, 2015)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the registrant’s Form 8-K filed on May 18, 2015)

4.3	Specimen Common Stock Certificate of Jaguar Animal Health, Inc. (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1/A (File No. 333-198383) filed on October 10, 2014)

5.1	Opinion of Reed Smith LLP

10.2	Jaguar Animal Health, Inc. 2013 Equity Incentive Plan. (incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1/A (File No. 333-198383) filed on October 10, 2014)

10.5	Jaguar Animal Health, Inc. 2014 Stock Incentive Plan. (incorporated by reference to Exhibit 10.5 to the registrant’s Registration Statement on Form S-1/A (File No. 333-198383) filed on October 10, 2014)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)